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As Filed with the Securities and Exchange Commission on June 8, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GUITAR CENTER, INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-4600862
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5795 Lindero Canyon Road
Westlake Village, California 91362

(Address of Principal Executive Offices including Zip Code)

GUITAR CENTER, INC.
AMENDED 1997 EQUITY PARTICIPATION PLAN
(Full title of the Plan)

Bruce Ross	Copy to:
Executive Vice President	Anthony J. Richmond, Esq.
and Chief Financial Officer	Latham & Watkins
Guitar Center, Inc.	135 Commonwealth Drive
5795 Lindero Canyon Road	Menlo Park, California 94025
Westlake Village, California 91362	(650) 328-4600
(818) 735-8800

(Name and address, including zip code, and telephone
number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, $0.01 par value per share	1,000,000	$17.47	$17,470,000	$4,368

(1)
This registration statement shall also cover any additional shares of common stock which become issuable under the Guitar Center, Inc. Amended 1997 Equity Participation Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Guitar Center, Inc. (the "Company").

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) for the 1,000,000 shares registered hereunder (the average ($17.47) of the high ($17.70) and low ($17.23) prices for the Company's Common Stock reported by the Nasdaq National Market on June 4, 2001).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

Proposed sales to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.

Total Pages 7
Exhibit Index on Page 5

REGISTRATION OF ADDITIONAL SECURITIES

    Guitar Center, Inc. (the "Company") filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be offered and sold under the Plan, and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed April 30, 1997 (File No. 333-26257); (2) Registration Statement on Form S-8 filed October 8, 1999 (File No. 333-88675); and (3) Registration Statement on Form S-8 filed June 15, 2000 (File No. 333-39364). The Registrant is hereby registering an additional 1,000,000 shares of Common Stock issuable under the Plan, none of which has been issued as of the date of this Registration Statement.

Item 8.  Exhibits

    See Index to Exhibits on Page 5.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 6th day of June, 2001.

GUITAR CENTER, INC. a Delaware corporation
By:	/s/ BRUCE ROSS Bruce Ross Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Larry Thomas, Marty Albertson and Bruce Ross, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY THOMAS Larry Thomas	Co-Chief Executive Officer and Chairman of the Board	June 6, 2001
/s/ MARTY ALBERTSON Marty Albertson	Co-Chief Executive Officer, President and Director	June 6, 2001
/s/ BRUCE ROSS Bruce Ross	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	June 6, 2001

/s/ ERICK MASON Erick Mason	Senior Vice President, Finance (Principal Accounting Officer)	June 6, 2001
/s/ STEVEN BURGE Steven Burge	Director	June 6, 2001
David Ferguson	Director	June , 2001
/s/ HARVEY KIBEL Harvey Kibel	Director	June 6, 2001
/s/ PETER STARRETT Peter Starrett	Director	June 6, 2001
/s/ JEFFREY WALKER Jeffrey Walker	Director	June 6, 2001

INDEX TO EXHIBITS

5.1	Opinion of Latham & Watkins.
23.1	Consent of Latham & Watkins (included in Exhibit 5.1 hereto).
23.2	Consent of Independent Accountants.
24.1	Power of Attorney (included on page 3 of this Registration Statement).

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REGISTRATION OF ADDITIONAL SECURITIES
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS